77Q1(a)

Amended Schedule B, dated May 18, 2016, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 20, 2016 (Accession Number 0001193125-16-597639).

Amended Schedule B, dated June 23, 2016, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 27, 2016 (Accession Number 0001193125-16-633253).

Amended Schedule B, dated June 27, 2016, to the Declaration of Trust dated November 5, 2004 (as amended February 15, 2005 and May 14, 2014). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on June 27, 2016 (Accession Number 0001193125-16-633253).